Exhibit 10.1

                           DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS OF
                             PMA CAPITAL CORPORATION


  ARTICLE I.  DEFINITIONS
  ---------   -----------

  The following are defined terms wherever they appear in the Plan.

         1.1 "Administrator" shall mean the person, or committee, appointed by the President and Chief Executive Officer of PMA Capital, and charged with responsibility for administration of the Plan.

         1.2 "Board of Directors" or "Board" shall mean the Board of Directors of PMA Capital.

         1.3 "Business Day" shall mean any day during which trades occur on the Nasdaq Stock Market.

         1.4 "Change of Control" shall mean a change of control of PMA Capital of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not PMA Capital is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to occur if,

                  (a) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or first becomes the "beneficial owner" (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transaction, of securities of PMA Capital representing more than 50% of the combined voting power of PMA Capital's Common Stock and Class A Common Stock (collectively, the "Voting Capital Stock"), or

                  (b) The consummation of a merger, or other business combination after which the holders of the Voting Capital Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of PMA Capital, or

                  (c) As a result or in connection with any cash tender offer or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions (a "Transaction"), the persons who constituted a majority of the members of the Board of Directors of PMA Capital effective before the event that constitutes a Change of Control, no longer constitutes such a majority of the members of the Board of Directors of PMA Capital then in office. A Transaction constituting a Change in Control shall only be deemed to have occurred upon the closing of the Transaction.

         1.5 "PMA Capital Common Stock" or "Common Stock" or "Stock" shall mean the Class A Common Stock of PMA Capital, par value of five dollars ($5.00) per share.

         1.6 "Committee" shall mean the Compensation Committee of the Board of Directors of PMA Capital, or the successor to such committee.

         1.7 "Deferral Election" shall mean the instrument executed by a Participant which specifies amounts and items of compensation to be deferred into the Deferred Compensation Account.

         1.8 "Deferred Compensation Account" shall mean the separate bookkeeping account established under the Plan for each Participant, as described in Section 3.1.

         1.9 "Director" shall mean any individual serving on the Board who is not an employee of PMA Capital or any of its subsidiaries or affiliates.

         1.10 "Participant" shall mean each individual who as a Director of PMA Capital participates in the Plan in accordance with the terms and conditions of the Plan.

         1.11 "Payment Election" shall mean the instrument executed by a Participant which specifies the method of payment of deferred compensation.

         1.12 "PMA Capital" shall mean PMA Capital Corporation.

         1.13 "Plan" shall mean the Deferred Compensation Plan for Non-Employee Directors of PMA Capital, as it may be amended or restated from time to time by the Board of Directors.

         1.14 "Termination of Service" shall mean termination of services as a Director of PMA Capital, including but not limited to termination by retirement, death or disability.

         1.15 "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         1.16 "Valuation Date" shall mean the close of business on the last business day of each month.

ARTICLE II.  PARTICIPATION

           2.1    Eligibility to Participate in the Plan.
                  --------------------------------------

           The individuals who are eligible to participate in the Plan are those persons who serve as Directors of PMA Capital and who are not also employees of PMA Capital.

           2.2    Participation in the Plan.
                  -------------------------

                  (a) A Participant may elect to defer receipt of all or a portion of the annual Board retainer fee and Board and Board committee attendance fees, and such other compensation for services as a Director as are specified by the Administrator.

                  (b) The election to defer is made by delivering a properly executed Deferral Election to the Administrator. The Deferral Election shall specify the item or items of compensation to be deferred, and the amount of such compensation to be deferred. The election for payment of compensation deferred is made by delivering a properly executed Payment Election to the Administrator. The Payment Election shall specify the method by which such deferred compensation is to be paid, and the date or dates for payment of such deferred compensation.

                  (c) An election to defer compensation must be filed by the Participant prior to the commencement of a calendar year during which such compensation will be paid.

                  (d) Notwithstanding Section 2.2(c), an election to defer compensation made by an individual who subsequently begins active service as a Director of PMA Capital that is filed prior to the date upon which such active service begins, shall be effective according to Section 2.2(e)(2), below.

                  (e) An election to defer compensation is effective: (1) for the calendar year beginning after the election, and for subsequent calendar years, unless modified or revoked; or, (2) if Section 2.2(d) applies, for the remainder of the first year of active service, as of the first day of active service, and for subsequent calendar years, unless modified or revoked.

           2.3    Elections Pertaining to Payments.
                  --------------------------------

                  (a) No payments may be made or commence under the Plan until the later of (1) at least six (6) months elapses after a Termination of Service occurs or (2) the first day of the first calendar year following the date the Payment Election is filed with the Administrator, except as provided in Sections 4.2, 4.3 and 4.4 below.

                  (b) In executing a Payment Election, the Participant shall elect among the following methods of payment:

                        (1) Lump sum payment, or

                        (2) Periodic Payments - the payments shall be made at least annually, (but no more frequently than monthly) over a period not to exceed fifteen (15) years.

                  (c) The balance of a Participant's Deferred Compensation Account shall be paid, in all events, no later than January of the fifteenth year following Termination of Service.

                  (d) If there is not in effect as of Participant's Termination of Service a valid Payment Election, the Participant's Deferred Compensation Account shall be paid in a lump sum.

         All payments under the Plan shall be in cash only and no Participant shall have any right to obtain payment in any other form.

         2.4 Modification of Elections Pertaining to Payments.
             -------------------------------------------------

         A Participant may request modification of his existing Payment Election at any time before a Termination of Service. The Board shall consider any such modification request and may grant or deny the request, in its discretion, which decision shall be final and binding on the Participant. In determining whether the request should be allowed, the Board may consider the Participant's financial needs, including any changed circumstances, as well as the projected financial needs of PMA Capital. If the Board determines that the request should be allowed, the requested modifications shall be made. The Participant shall effect the modifications through execution of a new Payment Election, which shall constitute the only Payment Election which is outstanding and effective.

         2.5 Reduction or Termination of Future Deferral.
             --------------------------------------------

                  (a) A Participant may elect to reduce or to revoke his deferral of compensation into his Deferred Compensation Account, but such election shall have effect only prospectively. A Participant shall effect an election to reduce his deferral of compensation by execution of a new Deferral Election, which shall constitute the only Deferral Election which is outstanding and effective on a prospective basis. A Participant shall effect an election to revoke his deferral of compensation into his Deferred Compensation Account by informing the Administrator in writing. Only one election to reduce and one election to revoke may be made under this Section 2.5 by each Participant in a calendar year.

                  (b) An election to reduce or to revoke deferral of compensation under Section 2.5(a) above shall become effective on the later of
(1) the first day of the first calendar year following the date on which the election to reduce or revoke is made or (2) on the first day of the calendar month following receipt of such election by the Administrator except in the case of an Unforeseeable Emergency under the circumstances described below in Section 4.2.

  ARTICLE III.  COMPENSATION DEFERRED
  -----------   ---------------------

           3.1    Deferred Compensation Account.
                  -----------------------------

           A Deferred Compensation Account shall be established as a bookkeeping account for each Director when the Director becomes a Participant. Compensation deferred by a Participant under the Plan shall be credited to the Deferred Compensation Account on the date such compensation would otherwise have been paid to the Participant. Hypothetical income on deferred compensation shall be credited to the Deferred Compensation Account as provided in Section 3.3, below.

           3.2    Balance of Deferred Compensation Account.
                  ----------------------------------------

           The balance credited to each Participant's Deferred Compensation Account shall include compensation deferred by the Participant, plus hypothetical income, dividends and gains credited with respect to hypothetical investments. Losses from hypothetical investments shall reduce the amount credited to the Participant's Deferred Compensation Account balance. The balance credited to each Participant's Deferred Compensation Account shall be determined as of each Valuation Date.

           3.3    Hypothetical Investment.
                  -----------------------

                  (a) Compensation deferred under the Plan which would have been paid in cash shall be assumed to be invested, without charge, in one or more hypothetical investment vehicles. The hypothetical investment vehicles shall be specified from time to time by the Administrator, except that a hypothetical Common Stock investment vehicle shall be available. With respect to such hypothetical investments other than the hypothetical Common Stock investment vehicle, which is discussed in Section 3.3(b) below:

                             (1) Cash  compensation  deferred shall be deemed to
  earn investment returns under the hypothetical investment vehicle. The Administrator shall credit such income to the Participant's Deferred Compensation Account, pursuant to Section 3.4 below.

                             (2) The  Committee,  in its  sole  discretion,  may
  provide Plan Participants with options for one or more additional hypothetical investment vehicles for investment of cash compensation deferred under the Plan, with respect to which:

                                (A) A  Participant  may modify his  election  of
  hypothetical investment and may make any transfers between and among hypothetical investments, through a written request to the Administrator, provided that,

                                (B) Only one such modification or transfer shall
  be allowed during any calendar quarter;

                                (C) Any such  modification  or transfer shall be
  effective in the second calendar month following receipt of the request by the Administrator; and

                                (D) Such  modifications and transfers will be in
  accordance with rules and procedures adopted by the Administrator.

                    (b) Compensation deferred under the Plan and credited as a bookkeeping entry to the Participant's Deferred Compensation Account may be deemed to be invested, hypothetically and without charge, in shares of hypothetical Common Stock. Shares of hypothetical Common Stock shall be subject to adjustment in order to reflect Common Stock dividends, splits, and reclassifications. Except in the event of a Change of Control, amounts credited to the Participant's Deferred Compensation Account and deemed invested in hypothetical Common Stock must remain so invested, and no other hypothetical investment vehicle available hereunder may be substituted therefor until the January following the Participant's Termination of Service. Thereafter, changes to the deemed hypothetical investment in Common Stock may be made only in accordance with Section 3.3(a) above; provided that all such changes occurring within six months after the Participant's Termination of Service shall be subject to approval by the Administrator to ensure compliance with Section 16 of the Securities Exchange Act of 1934.

                    (c) Amounts equal to cash dividends which would have been paid on shares of Common Stock shall be deemed paid on whole shares of hypothetical Common Stock in the Participant's Deferred Compensation Account. Such amounts shall be deemed reinvested in shares of hypothetical Common Stock in the Participant's Deferred Compensation Account.

                    (d) In the event of a Change of Control, the Committee shall provide Participants with the option for investment in at least one hypothetical investment vehicle, the annual income earned on which must be not less than 50 basis points over the Ten-Year Constant Treasury Maturity Yield as reported by the Federal Reserve Board, based upon the November averages for the preceding year.

          3.4       Time of Hypothetical Investment.
                    -------------------------------

                    (a) The balance of each Participant's Deferred Compensation Account shall be deemed hypothetically invested on each Valuation Date, and income shall accrue on such balance upon such date, from the previous Valuation Date.

                    (b) Compensation which would have been paid in cash shall be deemed invested in the Participant's Deferred Compensation Account on the Valuation Date next following such hypothetical investment or credit.

                    (c) Compensation hypothetically invested in Common Stock shall be deemed invested in shares of Common Stock as of the date such compensation otherwise would have been payable to the Participant. The number of shares of Common Stock in which compensation is deemed hypothetically invested in the Deferred Compensation Account shall be determined by reference to the average of the high and low price as reported on the Nasdaq Stock Market for the day that the said compensation otherwise would have been payable to the Participant (or the next Business Day, if such day is not a Business Day) provided, that in absence of such information, the Common Stock value shall be determined by the Committee.

           3.5     Statement of Account.
                   --------------------

           The Administrator shall provide each Participant a statement of his Deferred Compensation Account at least annually.


  ARTICLE IV.  PAYMENT OF DEFERRED COMPENSATION
  -----------  --------------------------------

           4.1    Payment of Deferred Compensation.
                  --------------------------------

                    (a) The Administrator shall make payments measured by the hypothetical amounts credited to the Participant's Deferred Compensation Account in accordance with the Participant's Payment Election.

                    (b) Compensation deferred under the Plan shall be paid to the Participant in cash pursuant to Section 4.1(a).

          4.2.    Unforeseeable Emergency Payment.
                  -------------------------------

           Notwithstanding any other provision of the Plan, if the Board, after consideration of a Participant's application, determines that the Participant has an Unforeseeable Emergency of such a substantial nature that immediate payment of compensation deferred under the Plan is warranted, the Board in its sole and absolute discretion may direct that a payment equal to all or a portion of the balance of the Participant's Deferred Compensation Account be paid to the Participant in cash. The amount of any such distribution shall be limited to the amount deemed necessary by the Board to alleviate or remedy the Unforeseeable Emergency. The payment shall be made in a manner and at the time specified by the Board. A Participant receiving an Unforeseeable Emergency payment is deemed to have revoked his election for deferral of compensation under the Plan, as of the time of Unforeseeable Emergency payment. Any subsequent deferral of compensation under the Plan shall require that the Participant execute a new Deferral Election, subject to terms of Section 2.2(e)(1) hereof. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

              (a) Through   reimbursement   or  compensation  by  insurance  or
  otherwise;

              (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

              (c) By cessation of deferrals under the Plan.

           Examples of what are not considered to be Unforeseeable Emergencies include the need to send a Participant's child to college or the desire to purchase a home.

           4.3      Certain Accelerated Payments.
                    ----------------------------

                    (a) If a Participant terminates service as a Director under circumstances which are such that the Board deems it in the best interest of PMA Capital that payment of the Participant's Deferred Compensation Account be accelerated, then the Board, upon its own motion and in its sole discretion, may direct that the Participant's Deferred Compensation Account be paid to him immediately in a lump sum.

                    (b) If, as a result of substantial and unforeseen changes affecting (1) the business of PMA Capital, or (2) the operation or administration of the Plan, the Board, upon its own motion and sole discretion, determines that the interests of the Participant and of PMA Capital are best served through accelerated payment of the Participant's Deferred Compensation Account, the Board on its own motion and in its sole discretion may direct that the Participant's Deferred Compensation Account balances be paid to him immediately in a lump sum.

                    (c) A Participant who is not entitled to payment of his Deferred Compensation Account under any other provision of Article IV may make a written request to the Board for an accelerated payment of his entire Deferred Compensation Account balance. If the Board receives such a request, it shall make a final valuation of the Participant's Deferred Compensation Account and pay ninety percent (90%) of the Deferred Compensation Account balance to the Participant. The Participant shall forfeit the remaining ten percent (10%) of his Deferred Compensation Account balance to PMA Capital.

           4.4    Payments of a Deceased Participant's Account
                  --------------------------------------------

                    (a) If a Participant dies before his entire Deferred Compensation Account has been paid to him, the Administrator shall pay an amount equal to the amount credited to the Deferred Compensation Account in a single lump sum payment to the person(s) or trust(s) designated in writing by the Participant as his beneficiary(ies) under the Plan. The Administrator is authorized to establish rules and procedures for designations of beneficiaries and shall have the sole discretion to make determinations regarding the existence and identity of beneficiaries and the validity of beneficiary designations.

                    (b) Notwithstanding Section 4.4(a), the Administrator shall make payment pursuant to Section 4.4(a), as soon as administratively feasible, in a single lump sum payment to the Participant's estate if:

                           (1)  The  Participant  dies  without  having  a valid
  beneficiary designation in effect;

                           (2)  The  Participant's  designated  beneficiary  has
  predeceased him;

                           (3) The Participant's  designated  beneficiary cannot
  be found after what the Administrator determines, in his sole discretion, has been a reasonably diligent search; or

                           (4)  The  Administrator   determines,   in  his  sole
  discretion,  that a  payment  in such  form  is in the  best  interest  of PMA
  Capital.

ARTICLE V.  GENERAL PROVISIONS
---------   ------------------

         5.1 Participant Requests
             --------------------

         A Participant shall take no part in any decision pertaining to a request by such Participant under Sections 2.4, 4.2, and 4.3 hereof.

         5.2 Participant's Rights Unsecured.
             -------------------------------

         This Plan is intended to be an unfunded plan for the benefit of Participants. No Participant shall have any property interest whatsoever in any specific assets of PMA Capital. No action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between PMA Capital and the Participant, the Participant's designated beneficiaries, or any other person. To the extent that any person acquires a right to receive payments from PMA Capital under this Plan, such right shall be no greater than the right of any unsecured general creditor of PMA Capital or of any successor company which assumes the liabilities of PMA Capital. The Board may, however, in the event of a Change of Control of PMA Capital or for administrative reasons, fully fund the Plan by means of a contribution to a "rabbi" trust selected by the Administrator.

         5.3 Assignability.
             --------------

                  (a) No right to receive payments hereunder shall be transferable or assignable by a Participant. Any attempted assignment or alienation of payments hereunder shall be void and of no force or effect. No such payment, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for, or subject to, the debts, contracts, liabilities, engagements or torts of the Participant.

                  (b) Notwithstanding Section 5.3(a), if a Participant is indebted to PMA Capital at any time when payments are to be made by PMA Capital to the Participant under the provisions of the Plan, PMA Capital shall have the right to reduce the amount of payment to be made to the Participant (or the Participant's beneficiary) to the extent of such indebtedness. Any election by PMA Capital not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

         5.4 Administration.
             ---------------

         Except as otherwise provided herein, the Plan shall be administered by the Administrator who shall have the authority to adopt rules and regulations for carrying out the Plan, and who shall interpret, construe and implement the provisions of the Plan.

         5.5 Amendment.
             ----------

         The Plan may be amended, restated, modified, or terminated by the Board of Directors, except that Section 3.3(d) of the Plan may not be amended or modified following a Change of Control without the consent of the Participant. No amendment, restatement, modification, or termination shall reduce the dollar value of a Participant's Deferred Compensation Account balance as of the Valuation Date immediately preceding such action.

           5.6 Correction of Errors and Inconsistencies.
               -----------------------------------------

           The Committee upon its own motion, or at the request of the Administrator or of a Participant, shall have the authority to effect consistency among deferral elections, payment elections, or hypothetical investment with respect to amounts deferred by a Participant under the Plan, so as to avoid or rectify difficulties in Plan administration. In no event shall such action by the Committee reduce the dollar value of a Participant's Deferred Compensation Account balance as of the Valuation Date immediately preceding such action, nor shall the Committee take any action inconsistent with Section 3.3(b) hereof. The Committee may take such action with respect to a Participant's Deferred Compensation Account, regardless of whether such Participant may continue as a Director of PMA Capital, or whether he may have terminated service as a Director of PMA Capital.

           5.7 Compliance with Section 16.
               ---------------------------

           If the Administrator determines that, in order to comply with Section 16 of the Securities Exchange Act of 1934, as amended, it is necessary for the Board rather than the Committee to take any action which the Plan authorizes the Committee to take, the Administrator shall request the Board to do so.

           5.8 Withholding/Employment Taxes.
               -----------------------------

           As required by applicable tax law, PMA Capital may withhold, deduct and adjust a Participant's Deferred Compensation Account for all amounts necessary to satisfy any federal, state or other governmental withholding taxes arising directly or indirectly in connection with the Plan or any deferral hereunder whether under current or future tax laws.

           5.9 No Liability for Interpretation and Administration of Plan.
               -----------------------------------------------------------

           No officer, director, or member of PMA Capital shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or fraud. To the extent coverage is not provided by any applicable insurance policy, PMA Capital hereby agrees to indemnify the Administrator and to hold him harmless against any and all liability for his acts, omissions and conduct and for the acts, omissions and conduct of his duly appointed agents made in good faith pursuant to the provisions of the Plan, including, without limitation, any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that he shall not voluntarily assume or admit any liability, nor, except at his own cost, shall he make any payment, assume any obligations or incur any expense without the prior written consent of PMA Capital.

           5.10   Incapacity of Recipient.
                  -----------------------

           If PMA Capital finds that any person to whom any payment is payable under this Plan is unable to take care of his or her affairs because of illness or accident, any payment due (unless a prior claim therefor has been made by a duly appointed guardian, committee or other legal representative) may be paid to the intended recipient's spouse, child, parent, brother or sister, or any other person deemed by PMA Capital to have incurred expense for the person otherwise entitled to payment, in such manner and proportions as PMA Capital may determine. Any such payments, to the extent thereof, shall be a complete discharge of PMA Capital's obligation under this Plan.

           5.11 Construction.
                -------------

           The masculine gender where appearing in the Plan shall be deemed to include the feminine gender. The singular shall be deemed to include the plural and the plural the singular.

           5.12 Successors and Heirs.
                --------------------

           The Plan and any properly executed elections hereunder shall be binding upon PMA Capital and the Participants, and upon any assignee or successor in interest to PMA Capital and upon the heirs, legal representatives and beneficiaries of any Participant

           5.13 Governing Law.
                -------------

           This Plan shall be governed by the laws of the Commonwealth of Pennsylvania and by applicable Federal law.





Adopted by Board of Directors:      November 3, 1999
















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